Exhibit 21.1
Subsidiaries of the Registrant(1)
Domestic Subsidiaries:
The Men’s Wearhouse of Michigan, Inc., a Delaware corporation(2)
TMW Realty Inc., a Delaware corporation(2)
TMW Texas General LLC, a Delaware limited liability company(3)
The Men’s Wearhouse of Texas LP, a Delaware limited partnership(4)
TMW Marketing Company, Inc., a California corporation(2)
TMW Merchants LLC, a Delaware limited liability company(5)
TMW Purchasing LLC, a Delaware limited liability company(6)
Renwick Technologies, Inc., a Texas corporation(2)
K&G Men’s Company Inc., a Delaware corporation(2)(7)
Twin Hill Acquisition Company, Inc., a California corporation(2)(8)
5507 Renwick, Inc., a Delaware corporation(2)
MWDC Holding Inc., a Delaware corporation(2)
MWDC Texas Inc., a Delaware corporation(9)
Foreign Subsidiaries:
Moores Retail Group Inc., a New Brunswick corporation(2)
Moores The Suit People Inc., a New Brunswick corporation(10)(11)
Golden Brand Clothing (Canada) Ltd., a New Brunswick corporation(10)

(1)	The names of certain subsidiaries are omitted because such unnamed subsidiaries, considered in the aggregate as a single subsidiary, do not constitute a significant subsidiary as of January 28, 2006.

(2)	100% owned by The Men’s Wearhouse, Inc.

(3)	100% owned by TMW Realty Inc.

(4)	TMW Realty Inc. owns a 99% interest as limited partner and TMW Texas General LLC owns a 1% interest as general partner.

(5)	100% owned by TMW Marketing Company, Inc.

(6)	100% owned by TMW Merchants LLC.

(7)	K&G Men’s Company Inc. does business under the names K&G, K&G Men’s Center, K&G Men’s Superstore, K&G MenSmart, K&G Ladies, K&G Fashion Superstore and The Suit Warehouse.

(8)	Twin Hill Acquisition Company, Inc. does business under the name Twin Hill.

(9)	MWDC Texas Inc. (formerly known as TMW Ventures, Inc.) is 100% owned by MWDC Holding Inc. and does business under the name MWCleaners.

(10)	100% owned by Moores Retail Group Inc.

(11)	Moores The Suit People Inc. does business under the names Moores Clothing for Men and Moores Vetements Pour Hommes.